Exhibit 99.1

Primis Financial Corp. Reports Strong Results for the Third Quarter of 2026

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, October 22, 2026

McLean, Virginia, October 22, 2026 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $8.7 million, or $0.35 per diluted share, for the three months ended September 30, 2026, compared to net income available to common shareholders of $6.8 million, or $0.28 per diluted share, for the three months ended September 30, 2025. For the nine months ended September 30, 2026, the Company reported net income available to common shareholders of $25.4 million, or $1.03 per diluted share, compared to net income available to common shareholders of $31.9 million, or $1.29 per diluted share, for the nine months ended September 30, 2025.

Operating net income available to common shareholders(1) was $8.7 million, or $0.35 per diluted share, for the three months ended September 30, 2026, up 27% from operating net income available to common shareholders(1) of $6.8 million, or $0.28 per diluted share, for the three months ended September 30, 2025. Year-to-date results in 2026 and 2025 benefited from investment gains of $5.9 million in the second quarter of 2026 and $32.0 million in the second quarter of 2025. Excluding these gains and other nonrecurring items, operating net income available to common shareholders(1) for the nine months ended September 30, 2026, was $22.3 million, or $0.90 per diluted share, up 211% from operating net income available to common shareholders(1) of $7.2 million, or $0.29 per diluted share, for the nine months ended September 30, 2025.

Commenting on the results, Dennis J. Zember, Jr., President and Chief Executive Officer of the Company, stated, “The progress we have made over the past year is substantial. A core margin of 3.59% with expansion of 14 basis points linked-quarter is a testament to the value of our Core Bank franchise which continues to drive slow and steady growth at attractive margins. Our core earnings engine delivered a solid quarter in the face of unprecedented headwinds that reduced our retail mortgage pipeline 37% and reduced revenue by $2.3 million versus the second quarter. In a steady environment for retail mortgage, we would have been at our 1.00% ROAA target this quarter as expected. We are already making changes to close the gap during this period of lower volumes while preserving our ability to benefit when volumes eventually recover.”

Third Quarter And Year-to-Date 2026 Highlights

The Company demonstrated strong profitability in the third quarter and year-to-date in 2026. Significant areas of improvement year-over-year are detailed in the chart below:

	As of or for the Three Months Ended September 30		As of or for the Nine Months Ended September 30
($ in millions except per share)	2026	2025	2026	2025
Net Income	$8.7	$6.8	$25.4	$31.9
Pre-Tax Pre-Provision Op. Net Income(1)	12.0	8.7	35.4	19.1
ROAA	0.80%	0.70%	0.82%	1.13%
Pre-Tax Pre-Provision Op. ROAA(1)	1.11	0.89	1.14	0.67

Net Interest Income	$36.3	$29.0	$102.1	$80.6
Net Interest Margin	3.66%	3.18%	3.51%	3.06%

Total Assets	$4,300	$3,955	$4,300	$3,955
Gross Loans HFI	3,500	3,200	3,500	3,200
Total Deposits	3,473	3,336	3,473	3,336

Average Earning Assets	$3,936	$3,622	$3,887	$3,518
Avg. NIB Deposits	542	482	547	465
Avg. NIB / Avg. Total Deposits	15.4%	14.5%	15.9%	14.4%

TCE / TA(1)	8.14%	7.48%	8.14%	7.48%
Tangible Book Value per Share(1)	$13.81	$11.71	$13.81	$11.71

Division Updates

The third quarter of 2026 demonstrated continued progress across the Company’s strategies to meet its growth and profitability goals in 2026. The following discussion highlights recent progress for each of these strategies:

Core Community Bank

The Core Bank’s 24 banking offices in Virginia and Maryland represent almost two-thirds of the Company’s total balance sheet and are a vital source of attractive lending and core funding. Recent activity in the Core Bank includes the following:

•	The Core Bank has low concentrations of investor CRE (24% of total loans and only 188% of regulatory capital).

•	Core Bank loan growth of 11% annualized in the third quarter of 2026 with a pipeline of $160 million as of September 30, 2026.

•	Cost of deposits of 1.63% in the third quarter of 2026 compared to 1.73% in the same quarter in 2025.

•	Approximately 21% of the Core Bank’s deposits are noninterest bearing.

•	Zero brokered deposits.

The Core Bank’s deposit base is supported by what management believes is the region’s best and most unique technology including the Bank’s proprietary and recently rebranded Banking Valet service. Over 87% of Banking Valet users are commercial customers and clients who actively use the service have average relationship balances of almost $1 million.

Primis Mortgage

Primis Mortgage had closed mortgage volume of $347 million in the third quarter of 2026, up 12.5% compared to the same quarter in 2025, in spite of significant macroeconomic headwinds in the third quarter of 2026. Construction-to-permanent loan volume was $40.0 million in the third quarter of 2026 versus $26.4 million in the same period in 2025. Pre-tax losses related to Primis Mortgage were approximately $0.3 million for the third quarter of 2026, down from earnings of $1.9 million in the third quarter of 2025.

Mortgage Warehouse

Mortgage warehouse lending showed resilience in the third quarter of 2026 in the face of substantial market disruption. Outstanding loan balances at September 30, 2026 were $501 million, down 8% from $544 million at June 30, 2026 and up 53% from $327 million at September 30, 2025. Average loan balances were $427 million in the third quarter of 2026, up slightly from $426 million in the second quarter of 2026 and up 103% from $210 million in the third quarter of 2025. Mortgage warehouse also funded on average approximately 11% of its balance sheet with associated customer noninterest bearing deposit balances during the third quarter of 2026.

Panacea Financial

Panacea’s growth remained strong through the third quarter of 2026 with loans outstanding of $642 million, including loans held for sale, up 17% annualized compared to June 30, 2026. Panacea sold approximately $32 million of loans in the third quarter of 2026 and had $39 million of loans classified as held for sale at September 30, 2026. Panacea loans held for investment were $603 million at September 30, 2026, up 14% annualized from $583 million at June 30, 2026. At the end of the third quarter of 2026, Panacea customer deposits totaled $207 million, up 56% from September 30, 2025. Panacea remains the number one ranked “Bank for doctors” on Google and serves over 7,500 professionals and practices nationwide.

Digital Platform

Our highly scalable digital platform continues to provide attractive funding for the Bank’s nationwide business lines while protecting the Bank’s low cost in-market funding. The platform ended the third quarter of 2026 with approximately $1.0 billion of deposits with a cost of deposits of 3.80% compared to $1.0 billion at September 30, 2025 with a cost of 4.07%. The platform also successfully grew business accounts in 2026 with small business balances reaching $54 million at September 30, 2026, up substantially from $16 million at December 31, 2025. These customers remain loyal with approximately 76% of our digital deposits banking with Primis for at least three years.

Net Interest Income

Net interest income in the third quarter of 2026 was $36.3 million, up 25%, from $29.0 million in the third quarter of 2025. Included in interest income in the third quarter of 2026 was approximately $0.7 million of interest recoveries from a previously charged off loan. Adjusting for the recovery, net interest income for the third quarter of 2026 was $35.6 million, up 23% from the prior year period. Net interest margin was 3.66%, or 3.59% adjusted for the interest recovery, in the third quarter of 2026 compared to 3.18% in the same quarter of 2025 with the expansion driven by robust earning asset growth funded at attractive incremental margins.

Yield on earning assets in the third quarter of 2026 increased 22 basis points and 30 basis points versus the second quarter of 2026 and third quarter of 2025, respectively, including approximately 7 basis points due to the interest recovery noted above. Yield on investments increased 135 basis points year-over-year largely due to the portfolio restructuring in the fourth quarter of 2025.

Cost of deposits in the Bank have benefitted from the focus on growing noninterest bearing deposit balances as well as the Core Bank’s management of interest expense. In the third quarter of 2026, the Company reported cost of interest-bearing deposits of 2.70% compared to 2.88% in the same quarter in 2025. Cost of funds was 2.47% in the third quarter of 2026, down 15 basis points from 2.62% in the third quarter of 2025.

Noninterest Income

Noninterest income was $12.9 million in the third quarter of 2026 versus $22.0 million in the second quarter of 2026 and $12.0 million in the third quarter of 2025. Mortgage related income decreased 10% to $8.0 million in the third quarter of 2026 compared to $8.9 million in the same quarter in 2025. In 2026, the Company restructured its bank-owned life insurance portfolio which improved noninterest income by approximately $0.4 million per quarter beginning late in the second quarter of 2026. Lastly, the third quarter of 2026 benefited from $0.9 million of recoveries from a previously charged-off loan and $0.4 million in payouts from a bank-owned life insurance policy.

The Company reported gain on sale income of $1.5 million related to the sale of Panacea loans and the guaranteed portion of SBA loans in the third quarter of 2026 compared to $0.2 million in the third quarter of 2025. Approximately $0.5 million of the gain on sale income was attributable to the Core Bank in the third quarter of 2026 with the remainder driven by the Panacea Division.

Noninterest Expense

Noninterest expense was $37.2 million for the third quarter of 2026, compared to $32.3 million for the same quarter of 2025. The following table reflects the core operating expense burden at the Company, net of mortgage related and Panacea division impacts.

($ in thousands)	3Q26	2Q26	1Q26	4Q25	3Q25
Reported Noninterest Expense	$37,155	$38,207	$33,754	$42,164	$32,313

Nonrecurring	-	-	-	(1,126)	-
Primis Mortgage Expenses	(10,159)	(11,526)	(10,545)	(10,048)	(8,214)
Panacea Net Expense	(2,674)	(1,507)	(1,040)	(2,614)	(2,100)
Consumer Program Servicing Fee	(281)	(300)	(347)	(391)	(439)
Reserve for Unfunded Commitment	113	39	136	127	19
Total Adjustments	(13,001)	(13,294)	(11,796)	(14,052)	(10,734)

Core Operating Expense Burden	$24,154	$24,913	$21,958	$28,112	$21,579

Core operating expense burden, as defined above, was $24.2 million in the third quarter of 2026 versus $24.9 million and $21.6 million in the second quarter of 2026 and third quarter of 2025, respectively. As previously disclosed, all three quarters of 2026 include a full quarter of lease expense, net of reduced depreciation expense, of approximately $1.4 million from the Company’s sale leaseback transaction executed in the fourth quarter of 2025. The third quarter of 2026 also included approximately $1.4 million of loan related expenses and approximately $0.4 million of professional fees and other third-party expenses. Excluding these expenses, core operating expense burden for the third quarter of 2026 would have been essentially flat with the second quarter of 2026 run rate and lower than the same period in 2025 when adjusting for net lease expense. As disclosed in the second quarter of 2026, the Company expects approximately $3.0 million of annualized savings from vendor consolidation and statement services beginning early in 2027.

Loan Portfolio and Asset Quality

Loans held for investment were $3.5 billion at September 30, 2026, flat compared to June 30, 2026 and increased 9% compared to $3.2 billion at September 30, 2025. Primary drivers of these changes include:

•	Core Bank loans ended slightly over $2.0 billion at September 30, 2026, up 11% annualized from June 30, 2026.

•	Panacea Financial loans, excluding loans held for sale, grew $20 million, or 3%, from June 30, 2026 to $603 million at September 30, 2026.

•	Mortgage warehouse balances decreased to $501 million at September 30, 2026 compared to $544 million at June 30, 2026. Average loan balances were $427 million in the third quarter of 2026, up slightly from $426 million in the second quarter of 2026.

•	Mortgage portfolio loans generated by Primis Mortgage grew to $156 million at September 30, 2026, up 10% from $140 million at June 30, 2026 and up 87% from $84 million at September 30, 2025.

•	Loan balances associated with the consumer loan program declined to $69 million at September 30, 2026, net of fair value discounts, compared to $101 million at September 30, 2025.

Nonperforming assets, excluding portions guaranteed by the SBA, improved to 1.43% of total assets at September 30, 2026 compared to 1.45% at June 30, 2026 and 2.07% at September 30, 2025. The Company continues to make progress reducing nonperforming assets with total nonperforming assets excluding SBA guaranteed balances decreasing to $61 million at September 30, 2026 from $63 million at June 30, 2026, representing a 3% reduction in the third quarter of 2026.

The Company recorded a provision for credit losses of $1.1 million for the third quarter of 2026 compared to a provision for credit losses of $5.5 million for the second quarter of 2026 and a recovery of credit losses of $49 thousand for the third quarter of 2025. The majority of the provision expense was driven by growth in the loan portfolio in the third quarter of 2026. Core net charge-offs as a percentage of average loans were 17 basis points, up 14 basis points from the same period a year ago and down 36 basis points from the second quarter of 2026. The increase in net charge-offs was largely driven by one credit that had previously been reserved for. As a percentage of loans held for investment, the allowance for credit losses was 1.30% at the end of the third quarter of 2026 compared to 1.40% at the end of the third quarter of 2025.

Deposits and Funding

Total deposits at September 30, 2026 were $3.5 billion, up $0.1 billion, or 4% when compared to the same period in 2025. Noninterest bearing demand deposits were $496 million at September 30, 2026, an increase of 1% compared to balances at September 30, 2025. Average noninterest bearing deposits were $542 million in the third quarter of 2026, up 13% from $482 million in the third quarter of 2025. The Company had FHLB advances totaling $220 million outstanding at September 30, 2026, down from $300 million at June 30, 2026 and up from $85 million at September 30, 2025. Average FHLB advances were $89 million in the third quarter of 2026, down from $133 million in the second quarter of 2026 and up from $1 million in the third quarter of 2025.

Shareholders’ Equity

Tangible book value per common share(1) at the end of the third quarter of 2026 was $13.81, an increase of $2.10, or 18%, from levels reported at September 30, 2025. Tangible common equity(1) ended the third quarter of 2026 at $342.4 million, or 8.14% of tangible assets(1).

The Board of Directors declared a dividend of $0.10 per share payable on November 20, 2026 to shareholders of record on November 6, 2026. This is Primis’ sixtieth consecutive quarterly dividend.

About Primis Financial Corp.

As of September 30, 2026, Primis had $4.3 billion in total assets, $3.5 billion in total loans held for investment and $3.5 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through 24 full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its third quarter results on Friday, October 23, 2026 at 10:00 a.m. (ET). A live webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/709063364. Participants may also call 1-833-461-5787, enter meeting ID 709 063 364 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days using the webcast link above.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled operating net income (loss) available to Primis' common shareholders; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average common equity; operating return on average tangible common equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; core operating expense burden, tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided when discussing the financial measure or in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; adverse developments in borrower industries; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, Banking Valet fulfillment service, Mortgage Warehouse division and Primis Mortgage Company, as well as with respect to use and implementation of artificial intelligence; competitive pressures among financial institutions increasing significantly (including as a result of technological changes and the use and continued development of artificial intelligence); changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other second parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, civil unrest, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, unless required by law. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Nine Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025	3Q 2026	3Q 2025
Selected Performance Ratios:
Return on average assets	0.80%	0.90%	0.76%	2.94%	0.70%	0.82%	1.13%
Operating return on average assets(1)	0.80%	0.53%	0.84%	0.23%	0.70%	0.72%	0.25%
Pre-tax pre-provision return on average assets	1.11%	1.68%	1.20%	3.84%	0.89%	1.33%	1.76%
Pre-tax pre-provision operating return on average assets(1)	1.11%	1.12%	1.20%	0.39%	0.89%	1.14%	0.67%
Return on average common equity	7.67%	8.71%	7.24%	29.46%	7.13%	7.89%	11.58%
Operating return on average common equity(1)	7.67%	5.17%	7.96%	2.36%	7.13%	6.95%	2.61%
Operating return on average tangible common equity(1)	9.75%	6.65%	10.19%	3.07%	9.45%	8.86%	3.50%
Cost of funds	2.47%	2.46%	2.46%	2.52%	2.62%	2.46%	2.65%
Net interest margin	3.66%	3.45%	3.43%	3.28%	3.18%	3.51%	3.06%
Gross loans to deposits	100.78%	100.58%	99.22%	96.70%	95.92%	100.78%	95.92%
Efficiency ratio	75.47%	68.48%	73.97%	52.14%	78.81%	72.43%	67.71%
Operating efficiency ratio(1)	75.47%	76.51%	73.97%	91.05%	78.81%	75.36%	86.03%

Per Common Share Data:
Earnings per common share - Basic	$0.35	$0.38	$0.30	$1.20	$0.28	$1.03	$1.29
Operating earnings per common share - Basic(1)	$0.35	$0.23	$0.33	$0.10	$0.28	$0.90	$0.29
Earnings per common share - Diluted	$0.35	$0.38	$0.30	$1.20	$0.28	$1.03	$1.29
Operating earnings per common share - Diluted(1)	$0.35	$0.23	$0.33	$0.10	$0.28	$0.90	$0.29
Book value per common share	$17.57	$17.49	$17.25	$17.12	$15.51	$17.57	$15.51
Tangible book value per common share(1)	$13.81	$13.72	$13.47	$13.34	$11.71	$13.81	$11.71
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.30	$0.30
Weighted average shares outstanding - Basic	24,735,157	24,731,956	24,665,011	24,634,544	24,632,202	24,710,970	24,679,766
Weighted average shares outstanding - Diluted	24,799,072	24,788,023	24,719,255	24,654,037	24,643,889	24,767,238	24,693,328
Shares outstanding at end of period	24,799,072	24,799,072	24,772,072	24,695,385	24,644,385	24,799,072	24,644,385

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	1.43%	1.45%	2.35%	2.03%	2.07%	1.43%	2.07%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.17%	0.65%	0.12%	0.16%	0.14%	0.34%	0.79%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.17%	0.53%	0.06%	0.05%	0.03%	0.26%	0.08%
Allowance for credit losses to total loans	1.30%	1.33%	1.37%	1.40%	1.40%	1.30%	1.40%

Capital Ratios:
Common equity to assets	10.14%	9.96%	10.04%	10.45%	9.66%
Tangible common equity to tangible assets(1)	8.14%	7.99%	8.02%	8.33%	7.48%
Leverage ratio(2)	8.77%	8.63%	8.76%	8.80%	8.32%

(1) See Reconciliation of Non-GAAP financial measures.

(2) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Balance Sheets (unaudited)

	For Three Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Assets
Cash and cash equivalents	$165,085	$176,825	$159,881	$143,607	$63,881
Investment securities-available for sale	165,116	168,285	171,877	171,377	234,660
Investment securities-held to maturity	6,418	6,588	6,792	6,981	8,550
Loans held for sale	161,449	231,990	223,180	166,066	202,372
Loans held for investment	3,499,636	3,466,388	3,396,366	3,283,683	3,200,234
Allowance for credit losses	(45,567)	(45,964)	(46,381)	(45,883)	(44,766)
Net loans	3,454,069	3,420,424	3,349,985	3,237,800	3,155,468
Stock in Federal Reserve Bank and Federal Home Loan Bank	23,636	27,487	24,162	14,185	17,035
Bank premises and equipment, net	5,905	5,955	5,924	6,070	19,380
Operating lease right-of-use assets	63,373	64,233	64,781	65,596	9,427
Goodwill and other intangible assets	93,475	93,482	93,488	93,495	93,502
Assets held for sale, net	776	776	776	776	775
Bank-owned life insurance	78,252	77,515	76,958	68,969	68,504
Deferred tax assets, net	17,260	15,914	14,593	14,683	17,328
Investment in Panacea Financial Holdings, Inc. common stock	7,133	7,299	6,899	6,899	6,880
Other assets	57,579	56,841	57,372	50,884	57,087
Total assets	$4,299,526	$4,353,614	$4,256,668	$4,047,388	$3,954,849

Liabilities and stockholders' equity
Demand deposits	$496,282	$505,758	$541,168	$554,442	$489,728
NOW accounts	907,685	878,976	844,528	862,735	831,709
Money market accounts	787,031	794,540	778,366	740,886	737,634
Savings accounts	975,521	960,343	942,847	922,337	958,416
Time deposits	306,112	306,724	316,156	315,185	318,865
Total deposits	3,472,631	3,446,341	3,423,065	3,395,585	3,336,352
Securities sold under agreements to repurchase - short term	3,864	3,974	3,525	3,552	3,954
Federal Home Loan Bank advances	220,000	300,000	230,000	25,000	85,000
Secured borrowings	13,624	14,165	14,450	14,773	15,403
Subordinated debt and notes	69,406	69,358	69,311	96,162	96,091
Operating lease liabilities	60,008	60,573	60,832	61,340	10,682
Other liabilities	24,161	25,374	28,287	28,080	25,214
Total liabilities	3,863,694	3,919,785	3,829,470	3,624,492	3,572,696
Total stockholders' equity	435,832	433,829	427,198	422,896	382,153
Total liabilities and stockholders' equity	$4,299,526	$4,353,614	$4,256,668	$4,047,388	$3,954,849

Tangible common equity(1)	$342,357	$340,347	$333,710	$329,401	$288,651

(1) See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Statement of Operations (unaudited)

	For Three Months Ended:					For Nine Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025	3Q 2026	3Q 2025
Interest and dividend income	$59,234	$56,322	$53,526	$53,326	$51,766	$169,082	$147,116
Interest expense	22,924	22,567	21,452	22,474	22,734	66,943	66,540
Net interest income	36,310	33,755	32,074	30,852	29,032	102,139	80,576
Provision for (recovery of) credit losses	1,149	5,452	1,549	2,439	(49)	8,150	9,850
Net interest income after provision for credit losses	35,161	28,303	30,525	28,413	29,081	93,989	70,726
Account maintenance and deposit service fees	1,389	1,699	1,246	1,292	1,358	4,334	4,372
Mortgage banking income	8,022	11,388	10,760	9,992	8,887	30,170	22,395
Gain on sale of loans	1,465	1,582	567	1,470	249	3,614	459
Gains (loss) on Panacea Financial Holdings investment	(165)	400	-	20	294	235	32,322
Gain on sale-leaseback	-	-	-	50,573	-	-	-
Loss on sales of investment securities	-	-	-	(14,777)	-	-	-
Gain (loss) on other investments	(134)	5,961	49	33	381	5,876	126
Other	2,344	1,004	933	1,413	800	4,281	2,660
Noninterest income	12,921	22,034	13,555	50,016	11,969	48,510	62,334
Employee compensation and benefits	20,539	20,267	19,556	25,535	18,523	60,362	53,524
Occupancy and equipment expenses	5,044	4,799	4,617	4,459	3,481	14,460	9,893
Virginia franchise tax expense	713	695	611	577	576	2,019	1,730
FDIC Insurance assessment	634	854	738	918	999	2,226	2,813
Data processing expense	2,099	2,342	2,188	2,421	2,369	6,629	8,255
Marketing expense	717	934	760	472	450	2,411	1,684
Telecommunication and communication expense	307	350	311	352	309	968	920
Professional fees	1,345	2,886	1,860	3,730	2,509	6,091	7,147
Miscellaneous lending expenses	2,081	1,128	728	634	231	3,937	1,965
Other expenses	3,676	3,952	2,385	3,066	2,866	10,013	8,840
Noninterest expense	37,155	38,207	33,754	42,164	32,313	109,116	96,771
Income before income taxes	10,927	12,130	10,326	36,265	8,737	33,383	36,289
Income tax expense	2,255	2,704	3,014	6,725	1,907	7,973	7,988
Net Income	8,672	9,426	7,312	29,540	6,830	25,410	28,301
Noncontrolling interest	-	-	-	-	-	-	3,602
Net income available to Primis' common shareholders	$8,672	$9,426	$7,312	$29,540	$6,830	$25,410	$31,903

Primis Financial Corp.

(Dollars in thousands)

Loan Portfolio Composition

	For Three Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Loans held for sale	$161,449	$231,990	$223,180	$166,066	$202,372
Loans secured by real estate:
Commercial real estate - owner occupied	567,774	560,515	534,897	510,088	495,739
Commercial real estate - non-owner occupied	527,883	522,383	540,154	567,092	592,480
Secured by farmland	2,434	2,479	2,386	3,407	3,642
Construction and land development	149,509	153,906	151,426	131,757	102,227
Residential 1-4 family	570,589	558,782	560,711	576,866	564,087
Multi-family residential	149,458	137,953	150,475	140,261	137,804
Home equity lines of credit	67,582	61,985	61,786	61,738	62,458
Total real estate loans	2,035,229	1,998,003	2,001,835	1,991,209	1,958,437

Commercial loans	1,180,572	1,184,862	1,104,438	970,492	915,158
Paycheck Protection Program loans	1,705	1,713	1,716	1,719	1,723
Consumer loans	277,640	277,248	283,605	315,407	319,977
Total Non-PCD loans	3,495,146	3,461,826	3,391,594	3,278,827	3,195,295
PCD loans	4,490	4,562	4,772	4,856	4,939
Total loans receivable, net of deferred fees	$3,499,636	$3,466,388	$3,396,366	$3,283,683	$3,200,234

	For Three Months Ended:
(Dollars in thousands)	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Loans by Risk Grade:
Pass Grade 1 - Highest Quality	$90	$128	$119	$87	$666
Pass Grade 2 - Good Quality	160,761	152,946	160,228	178,999	168,177
Pass Grade 3 - Satisfactory Quality	1,641,071	1,537,862	1,556,700	1,882,934	1,842,958
Pass Grade 4 - Pass	1,501,630	1,591,207	1,469,542	1,026,499	1,034,035
Pass Grade 5 - Pass/ Watch(1)	28,633	14,599	13,765	-	-
Pass Grade 6 - Special Mention(2)	75,659	75,213	49,308	48,683	7,004
Grade 7 - Substandard(2)	84,243	86,884	139,155	138,932	139,847
Grade 8 - Doubtful(2)	7,549	7,549	7,549	7,549	7,547
Grade 9 - Loss(2)	-	-	-	-	-
Total loans	$3,499,636	$3,466,388	$3,396,366	$3,283,683	$3,200,234

(Dollars in thousands)

Asset Quality Information

	For Three Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Allowance for Credit Losses:
Balance at beginning of period	$(45,964)	$(46,381)	$(45,883)	$(44,766)	$(45,985)
Recovery of (provision for) credit losses	(1,149)	(5,452)	(1,549)	(2,439)	49
Net charge-offs	1,546	5,869	1,051	1,322	1,170
Ending balance	$(45,567)	$(45,964)	$(46,381)	$(45,883)	$(44,766)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(831)	$(870)	$(1,006)	$(1,133)	$(1,152)
Recovery of (provision for) unfunded loan commitment reserve	113	39	136	127	19
Total Reserve for Unfunded Commitments	$(718)	$(831)	$(870)	$(1,006)	$(1,133)

	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025
Non-Performing Assets:
Nonaccrual loans	$59,018	$61,847	$84,949	$84,823	$84,973
Accruing loans delinquent 90 days or more	5,806	5,827	20,222	1,713	1,713
Total non-performing assets	$64,824	$67,674	$105,171	$86,536	$86,686
SBA guaranteed portion of non-performing loans	$3,402	$4,491	$5,033	$4,482	$4,682

(1) In first quarter of 2026, the Company expanded its risk grade matrix to include Pass Grade 5 - Pass/ Watch.

(2) In first quarter of 2026, due to the expansion of the risk grade matrix, Special Mention, Substandard, Doubtful and Loss loans that were in risk grades 5, 6, 7 and 8, respectively in 2025, were migrated to risk grades 6, 7, 8 and 9, respectively in 2026.

Primis Financial Corp.

(Dollars in thousands)

Average Balance Sheet

	For Three Months Ended:					For Nine Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025	3Q 2026	3Q 2025
Assets
Loans held for sale	$196,449	$207,590	$159,007	$162,854	$130,061	$187,819	$136,273
Loans, net of deferred fees	3,398,668	3,379,938	3,297,456	3,238,184	3,143,155	3,359,058	3,039,443
Investment securities	175,278	177,451	176,582	220,343	247,008	176,432	247,243
Other earning assets	165,944	164,006	161,199	115,908	101,278	163,734	95,430
Total earning assets	3,936,339	3,928,985	3,794,244	3,737,289	3,621,502	3,887,043	3,518,389
Other assets	274,149	272,805	261,466	244,183	232,636	269,520	245,786
Total assets	$4,210,488	$4,201,790	$4,055,710	$3,981,472	$3,854,138	$4,156,563	$3,764,175

Liabilities and equity
Demand deposits	$542,184	$565,815	$533,570	$498,681	$481,697	$547,221	$465,327
Interest-bearing liabilities:
NOW and other demand accounts	894,250	856,254	838,845	837,231	834,839	863,319	820,859
Money market accounts	795,993	777,265	750,380	740,915	756,361	774,713	767,729
Savings accounts	973,431	950,932	922,152	934,092	922,048	949,026	853,474
Time deposits	306,878	311,192	316,281	315,943	324,614	311,416	329,832
Total Deposits	3,512,736	3,461,458	3,361,228	3,326,862	3,319,559	3,445,695	3,237,221
Borrowings	176,465	219,946	181,185	205,767	117,697	192,515	117,454
Total Funding	3,689,201	3,681,404	3,542,413	3,532,629	3,437,256	3,638,210	3,354,675
Other Liabilities	83,067	86,339	86,090	50,978	36,720	85,154	37,211
Total liabilites	3,772,268	3,767,743	3,628,503	3,583,607	3,473,976	3,723,364	3,391,886
Primis common stockholders' equity	438,220	434,047	427,207	397,865	380,162	433,199	368,295
Noncontrolling interest	—	—	—	—	—	—	3,994
Total stockholders' equity	438,220	434,047	427,207	397,865	380,162	433,199	372,289
Total liabilities and stockholders' equity	$4,210,488	$4,201,790	$4,055,710	$3,981,472	$3,854,138	$4,156,563	$3,764,175

Net Interest Income
Loans held for sale	$2,487	$3,142	$2,376	$2,511	$2,085	$8,005	$4,895
Loans	53,309	49,785	47,758	47,856	46,772	150,852	133,643
Investment securities	1,940	1,950	1,911	1,841	1,894	5,802	5,728
Other earning assets	1,498	1,445	1,481	1,118	1,015	4,423	2,850
Total Earning Assets Income	59,234	56,322	53,526	53,326	51,766	169,082	147,116

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,743	4,446	4,244	4,124	4,549	13,433	13,667
Money market accounts	5,162	4,916	4,539	4,615	5,229	14,617	15,920
Savings accounts	7,860	7,575	7,202	7,599	8,070	22,637	22,281
Time deposits	2,432	2,451	2,517	2,639	2,723	7,400	8,592
Total Deposit Costs	20,197	19,388	18,502	18,977	20,571	58,087	60,460

Borrowings	2,727	3,179	2,950	3,497	2,163	8,856	6,080
Total Funding Costs	22,924	22,567	21,452	22,474	22,734	66,943	66,540

Net Interest Income	$36,310	$33,755	$32,074	$30,852	$29,032	$102,139	$80,576

Net Interest Margin
Loans held for sale	5.02%	6.07%	6.06%	6.12%	6.36%	5.70%	4.80%
Loans	6.22%	5.91%	5.87%	5.86%	5.90%	6.00%	5.88%
Investments	4.39%	4.41%	4.39%	3.31%	3.04%	4.40%	3.10%
Other Earning Assets	3.58%	3.53%	3.73%	3.83%	3.98%	3.61%	3.99%
Total Earning Assets	5.97%	5.75%	5.72%	5.66%	5.67%	5.82%	5.59%

NOW	2.10%	2.08%	2.05%	1.95%	2.16%	2.08%	2.23%
MMDA	2.57%	2.54%	2.45%	2.47%	2.74%	2.52%	2.77%
Savings	3.20%	3.20%	3.17%	3.23%	3.47%	3.19%	3.49%
CDs	3.14%	3.16%	3.23%	3.31%	3.33%	3.18%	3.48%
Cost of Interest Bearing Deposits	2.70%	2.69%	2.65%	2.66%	2.88%	2.68%	2.92%
Cost of Deposits	2.28%	2.25%	2.23%	2.26%	2.46%	2.25%	2.50%

Other Funding	6.13%	5.80%	6.60%	6.74%	7.29%	6.15%	6.92%
Total Cost of Funds	2.47%	2.46%	2.46%	2.52%	2.62%	2.46%	2.65%

Net Interest Margin	3.66%	3.45%	3.43%	3.28%	3.18%	3.51%	3.06%
Net Interest Spread	3.08%	2.84%	2.83%	2.72%	2.62%	2.92%	2.51%

Primis Financial Corp.

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Nine Months Ended:
	3Q 2026	2Q 2026	1Q 2026	4Q 2025	3Q 2025	3Q 2026	3Q 2025
Reconciliation of Non-GAAP items:
Net income available to Primis' common shareholders	$8,672	$9,426	$7,312	$29,540	$6,830	$25,410	$31,903
Non-GAAP adjustments to Net Income:
Loss on sale of investment securities	-	-	-	14,777	-	-	-
Branch Consolidation / Other restructuring	-	-	-	-	-	-	144
Professional fee expense related to accounting matters and LPF sale	-	-	-	-	-	-	1,125
Gain on sale-leaseback	-	-	-	(50,573)	-	-	-
Transaction costs related to sale-leaseback	-	-	-	1,126	-	-	-
Gains on Panacea Financial Holdings investment	-	-	-	-	-	-	(32,028)
Loss on sale of closed bank branch buildings	-	-	-	-	-	-	107
Gain on investment in Bearing Insurance	-	(5,853)	-	-	-	(5,853)	-
Tax expense related to de-consolidation gain in 2025 on PFH investment	-	759	759	-	-	1,518	-
Income tax effect	-	1,264	-	7,489	-	1,264	5,929
Operating net income available to Primis' common shareholders	$8,672	$5,596	$8,071	$2,359	$6,830	$22,339	$7,180

Net income available to Primis' common shareholders	$8,672	$9,426	$7,312	$29,540	$6,830	$25,410	$31,903
Income tax expense	2,255	2,704	3,014	6,725	1,907	7,973	7,988
Provision (benefit) for credit losses (incl. unfunded commitment expense/benefit)	1,036	5,413	1,413	2,312	(68)	7,862	9,862
Pre-tax pre-provision earnings	$11,963	$17,543	$11,739	$38,577	$8,669	$41,245	$49,753
Effect of adjustment for nonrecurring income and expenses	-	(5,853)	-	(34,670)	-	(5,853)	(30,652)
Pre-tax pre-provision operating earnings	$11,963	$11,690	$11,739	$3,907	$8,669	$35,392	$19,101

Return on average assets	0.80%	0.90%	0.76%	2.94%	0.70%	0.82%	1.13%
Effect of adjustment for nonrecurring income and expenses	0.00%	(0.37)%	0.08%	(2.71)%	0.00%	(0.10)%	(0.88)%
Operating return on average assets	0.80%	0.53%	0.84%	0.23%	0.70%	0.72%	0.25%

Return on average assets	0.80%	0.90%	0.76%	2.94%	0.70%	0.82%	1.13%
Effect of tax expense	0.21%	0.26%	0.30%	0.67%	0.20%	0.26%	0.28%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.10%	0.52%	0.14%	0.23%	(0.01)%	0.25%	0.35%
Pre-tax pre-provision return on average assets	1.11%	1.68%	1.20%	3.84%	0.89%	1.33%	1.76%
Effect of adjustment for nonrecurring income and expenses	0.00%	(0.56)%	0.00%	(3.45)%	0.00%	(0.19)%	(1.09)%
Pre-tax pre-provision operating return on average assets	1.11%	1.12%	1.20%	0.39%	0.89%	1.14%	0.67%

Return on average common equity	7.67%	8.71%	7.24%	29.46%	7.13%	7.89%	11.58%
Effect of adjustment for nonrecurring income and expenses	0.00%	(3.54)%	0.72%	(27.10)%	0.00%	(0.94)%	(8.97)%
Operating return on average common equity	7.67%	5.17%	7.96%	2.36%	7.13%	6.95%	2.61%
Effect of goodwill and other intangible assets	2.08%	1.48%	2.23%	0.71%	2.32%	1.91%	0.89%
Operating return on average tangible common equity	9.75%	6.65%	10.19%	3.07%	9.45%	8.86%	3.50%

Efficiency ratio	75.47%	68.48%	73.97%	52.14%	78.81%	72.43%	67.71%
Effect of adjustment for nonrecurring income and expenses	0.00%	8.03%	0.00%	38.91%	0.00%	2.93%	18.32%
Operating efficiency ratio	75.47%	76.51%	73.97%	91.05%	78.81%	75.36%	86.03%

Earnings per common share - Basic	$0.35	$0.38	$0.30	$1.20	$0.28	$1.03	$1.29
Effect of adjustment for nonrecurring income and expenses	-	(0.15)	0.03	(1.10)	-	(0.13)	(1.00)
Operating earnings per common share - Basic	$0.35	$0.23	$0.33	$0.10	$0.28	$0.90	$0.29

Earnings per common share - Diluted	$0.35	$0.38	$0.30	$1.20	$0.28	$1.03	$1.29
Effect of adjustment for nonrecurring income and expenses	-	(0.15)	0.03	(1.10)	-	(0.13)	(1.00)
Operating earnings per common share - Diluted	$0.35	$0.23	$0.33	$0.10	$0.28	$0.90	$0.29

Book value per common share	$17.57	$17.49	$17.25	$17.12	$15.51	$17.57	$15.51
Effect of goodwill and other intangible assets	(3.76)	(3.77)	(3.78)	(3.78)	(3.80)	(3.76)	(3.80)
Tangible book value per common share	$13.81	$13.72	$13.47	$13.34	$11.71	$13.81	$11.71

Net charge-offs as a percent of average loans (annualized)	0.17%	0.65%	0.12%	0.16%	0.14%	0.34%	0.79%
Impact of third-party consumer portfolio	0.00%	(0.12)%	(0.06)%	(0.11)%	(0.11)%	(0.08)%	(0.71)%
Core net charge-offs as a percent of average loans (annualized)	0.17%	0.53%	0.06%	0.05%	0.03%	0.26%	0.08%

Total Primis common stockholders' equity	$435,832	$433,829	$427,198	$422,896	$382,153	$435,832	$382,153
Less goodwill and other intangible assets	(93,475)	(93,482)	(93,488)	(93,495)	(93,502)	(93,475)	(93,502)
Tangible common equity	$342,357	$340,347	$333,710	$329,401	$288,651	$342,357	$288,651

Common equity to assets	10.14%	9.96%	10.04%	10.45%	9.66%	10.14%	9.66%
Effect of goodwill and other intangible assets	(2.00)%	(1.97)%	(2.02)%	(2.12)%	(2.18)%	(2.00)%	(2.18)%
Tangible common equity to tangible assets	8.14%	7.99%	8.02%	8.33%	7.48%	8.14%	7.48%